UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2018

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As discussed in Zimmer Biomet Holdings, Inc.’s (the “Company,” “we” or “us”) Annual Report on Form 10-K for the year ended December 31, 2017, effective January 1, 2018, we adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) and Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU 2017-07”).  We are furnishing this Form 8-K under Regulation FD to supplementally present, for informational purposes only, certain previously-reported financial information on an adjusted basis consistent with the new standards.  This adjusted financial information is also being made available on our investor relations website.  Beginning with the quarter ended March 31, 2018, our financial information will reflect the adoption of these standards, with prior periods adjusted accordingly.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09.  This ASU provides a five-step model for revenue recognition that all industries will apply to recognize revenue when a customer obtains control of a good or service.  For us, the principal impact of the standard is the reclassification of certain immaterial costs from selling, general and administrative expense to net sales, which results in a reduction of net sales, but has no impact on operating profit.  Under this ASU, entities are permitted to apply the standard and related amendments either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application.  We elected to adopt this new standard using the retrospective method, which results in us restating prior reporting periods presented.

In March 2017, the FASB issued ASU 2017-07.  This ASU requires us to report the service cost component of pensions in the same location as other compensation costs arising from services rendered by the pertinent employees during the period.  We are required to report the other components of net benefit costs in Other income (expense) in the statement of earnings.  This ASU must be applied retrospectively for the presentation of the service cost component and the other components of net periodic pension cost in the statement of earnings and prospectively, on and after January 1, 2018, for the capitalization of the service cost component of net periodic pension cost in assets.  Therefore, our prior period operating and non-operating expenses are impacted by offsetting amounts.

The application of the new standards only changes the financial statement line items in which we present certain costs.  Accordingly, there has been no change to our reported or adjusted net income.

Exhibit 99.1 to this Current Report on Form 8-K presents, for informational purposes only, supplemental financial information for the years ended December 31, 2017 and 2016, as well as each quarterly period in those years, on an adjusted basis consistent with the new standards.  Additional information regarding the impact of the adoption of the new standards and related disclosures will be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and in subsequent filings that we make with the Securities and Exchange Commission.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX
Exhibit No.	Description
99.1	Supplemental Financial Information of Zimmer Biomet Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2018	ZIMMER BIOMET HOLDINGS, INC.

	By:	/s/ Tony W. Collins
	Name:	Tony W. Collins
	Title:	Vice President, Corporate Controller and Chief Accounting Officer